EXHIBIT 99

NEWS RELEASE

FOR MORE INFORMATION CONTACT:	Hal Brown	Michael A. Reynolds
	President/CEO	Senior Vice President/CFO
	541 686-8685	541 686-8685

http://www.therightbank.com
E-mail: banking@therightbank.com

FOR IMMEDIATE RELEASE

PACIFIC CONTINENTAL ANNOUNCES 4-for-3 STOCK SPLIT

Board Confidence in Bank’s Future Opportunities Drives Decision

EUGENE, OR, September 17, 2003—Pacific Continental Corporation (Nasdaq: PCBK), the bank holding company for Pacific Continental Bank, today announced that its board of directors authorized a 4-for-3 stock split payable October 15, 2003, to shareholders of record on September 30, 2003. Any partial shares generated from the split will be paid in cash at the September 30, 2003 closing price. This 4-for-3 stock split is expected to result in the issuance of approximately 1.6 million additional shares and will increase the number of shares outstanding to more than 6.7 million.

“This stock dividend declaration accomplishes two important goals,” said Hal Brown, president and CEO of Pacific Continental Corporation. “First, we are sending a signal to our shareholders and other investors that we believe the market opportunities to grow our bank are very good. Secondly, we believe the stock split will support greater liquidity for the shares in the financial markets and thus a benefit for shareholders of Pacific Continental. Our recent quarters financial results and the prospects for continued performance gives us confidence in this decision,” added Brown.

In addition to paying quarterly cash dividends, the company has a history of paying stock dividends and declaring stock splits. Since 1992, the company has declared five stock splits and paid six, 10% stock dividends, including the current announced stock split. The cumulative share benefit of these actions is that a shareholder holding 100 shares of Pacific Continental common stock in 1992 would have 1,771 shares after this split that we are announcing today.

About Pacific Continental

Pacific Continental Bank is the operating subsidiary of Pacific Continental Corporation. The bank delivers its highly personalized services through eleven banking offices in western Oregon including Eugene and Portland, the state’s two largest markets. Pacific Continental targets the deposit and lending needs of community-based businesses, professional service groups and not-for-profit organizations. The Better Business Bureau of Oregon and Southwest Washington named Pacific Continental its “Business of the Year” during 2002. Pacific Continental Bank continues to receive recognition for its corporate culture and work environment. Oregon Business magazine’s annual survey ranked Pacific Continental as the top rated bank to work for and Families in Good Company awarded the bank with its Quality Seal Award for employee flexibility in the workplace. More information on Pacific Continental and its services including online and electronic banking can be found at www.therightbank.com.

Safe Harbor

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: general economic conditions and its impacts on the company’s client base, loan concentrations; business conditions in the banking industry; the regulatory environment; new legislation; heightened national security risks including acts of terrorism; vendor quality and efficiency; employee retention factors; rapidly changing technology and evolving banking industry standards; competitive factors, including increased competition among financial institutions; fluctuating interest rate environments; cash flow, operating performance, availability of retained earning and decisions made by its board of directors with respect to dividend practices and similar matters. Readers are cautioned not to place undue reliance on the forward-looking statements. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should also carefully review any risk factors described in its Annual Report on Form 10K, the most recent Form 10-Q and other documents including any Form 8-Ks provided to or filed from time to time with the Securities Exchange Commission. This statement is included for the express purpose of invoking PSLRA’s safe harbor provisions.

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